Exhibit 23.1

BEADLE, MCBRIDE 81s REEVE, LLP
accountants and consultants



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Nevada Holding Group, Inc. on Form S-8 of our reports dated March 4, 2002 appearing (incorporated) in the Annual Report on Form 10-SB/A of Nevada Holding Group, Inc. for the year ended December 31, 2001.


/s/ Beadle, McBride & Reeves, LLP

Las Vegas, Nevada
July 1, 2002